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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

         NAME                JURISDICTION OF INCORPORATION      OWNERSHIP %
------------------------     -----------------------------      ------------
Asante Acquisition Corp.              Nevada                        100%
TechnoConcepts, inc.                  Nevada                        100%